Exhibit 1.01
Conflict Minerals Report of Vera Bradley, Inc.
In accord with Rule 13p-1 under the Securities Exchange Act of 1934

This is the Conflict Mineral Report of Vera Bradley, Inc. for calendar year 2019 (excepting conflict minerals that, prior to January 31, 2013, were located outside of the supply chain) in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). The terms “Company” and “Vera Bradley” refer to Vera Bradley, Inc. and its subsidiaries (with the exception of Pura Vida as described below), except where the context requires otherwise or where otherwise indicated.

In July 2019, Vera Bradley, Inc. acquired a 75% interest in Creative Genius, Inc., which also operates under the name Pura Vida Bracelets (“Pura Vida”). Consistent with the instructions to Form SD, the Company will report on the products manufactured by Pura Vida, if and as applicable, no later than the Company’s Conflict Minerals Report for the 2021 calendar year.

1.	Introduction
The intent of this Conflict Minerals Report (“CMR”) is to describe Vera Bradley's due diligence process following Rule 13p-1 requirements. Per Rule 13p-1, due diligence is used to support a company’s determination whether or not there is evidence that the smelters or refiners within its supply chain are sourcing minerals that are considered “DRC Conflict Free,” that have “not been found to be DRC Conflict Free,” or that are “DRC Conflict Undeterminable.”

2.	Product Description
Vera Bradley contracts to manufacture products that may contain gold, tantalum, tin and tungsten (“3TG”), such as handbags, accessories and luggage and travel items. The Company determined that certain of its products may have zippers, fasteners or other components and materials, which are necessary to the production or functionality of its products, that may contain 3TG.  As these materials are necessary to Vera Bradley’s products, the Company is dedicated to tracing the origin of these metals to safeguard that our sourcing practices do not support conflict or human rights abuses in the Democratic Republic of Congo (“DRC”) and adjoining countries.

3.	Design of Due Diligence Measures
Vera Bradley’s due diligence process is based on the OECD’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and accompanying Supplements1. It is important to note that the OECD Guidance was written for both upstream2 and downstream3 companies in the supply chain. As Vera Bradley is a downstream company in the supply chain, our due diligence practices were tailored accordingly.

4.	Due Diligence Measures Implemented
Due Diligence measures undertaken by Vera Bradley include the following:

•	Adopted a conflict minerals policy. Our conflict minerals policy is publicly available in the “Customer Service” section, under “Supply Chain,” of the Company’s website at www.verabradley.com;

•	Implemented internal measures taken to strengthen Company engagement with suppliers;

•	Engaged with suppliers to identify the smelters or refiners (“SORs”) in the supply chain;

•
Engaged with SORs to obtain mine of origin and transit routes and assess whether SORs have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas;

•	Reported risk management findings to senior management; and

•
Reported Annually on Supply Chain Due Diligence. The Form SD and CMR contained herein are publicly available in the “Customer Service” section, under “Supply Chain,” of the Company’s website at www.verabradley.com.

5.	Identified SORs
Based on survey responses received from Vera Bradley’s suppliers, Vera Bradley was not able to identify all SORs for all tantalum, tin, tungsten and gold (“3TG”) used in its products. Vera Bradley has identified the SORs listed below that may have processed 3TG used in our products.

1OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Supplement on Tin, Tantalum and Tungsten and Supplement on Gold, 2013; http://www.oecd.org/daf/inv/mne/GuidanceEdition2.pdf.
2Upstream companies refer to those between the mine and SOR. As such, the companies typically include miners, local traders, or exporters from the country of mineral origin, international concentrate traders and SORs.
3Downstream companies refer to those entities between the SOR and retailer. As such, the companies typically include metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers (OEMs) and retailers.

Where we have been able to identify the SOR involved, those facilities were referenced against the Conflict Free Sourcing Initiative (“CFSI”) list of certified smelters in order to determine the mine or location with the greatest possible specificity. Countries of origin for the minerals processed by the identified SOR were reported to include: Angola*, Argentina*, Armenia, Australia, Austria*, Belarus*, Belgium*, Bermuda*, Bolivia*, Brazil, Burundi, Cambodia*, Canada*, Central African Republic*, Chile*, China, Columbia*, Congo (Brazzaville)*, Czech Republic*, Djibouti*, DRC-Congo (Kinshasa), Ecuador*, Egypt*, Estonia*, Ethiopia*, Finland, France*, Germany*, Ghana*, Guinea*, Guyana*, Hong Kong*, Hungary*, India*, Indonesia*, Ireland*, Israel*, Italy*, Ivory Coast*, Japan*, Jersey*, Kazakhstan*, Kenya*, Republic of Korea*, Kyrgyzstan*, Laos*, Luxembourg*, Madagascar*, Malaysia*, Mali*, Mexico*, Mongolia*, Morocco*, Mozambique*, Myanmar*, Namibia*, Netherlands*, Niger*, Nigeria*, Papua New Guinea*, Peru*, Philippines*, Poland*, Portugal*, Russia*, Rwanda, Saudi Arabia, Sierra Leone*, Singapore*, Slovakia*, South Africa*, South Sudan*, Spain*, Suriname*, Sweden*, Switzerland*, Taiwan*, Tajikistan, Tanzania*, Thailand*, Turkey, Uganda*, United Arab Emirates*, United Kingdom*, United States*, Uzbekistan*, Vietnam*, Zambia*, and Zimbabwe*. (*Reported as a country of origin but has no known reserves of certain 3TG.)

Official Smelter Name	CFSI certified
Gold
8853 S.p.A.	X
Advanced Chemical Company	X
Aida Chemical Industries Co., Ltd.	X
Allgemeine Gold-und Silberscheideanstalt A.G.	X
Almalyk Mining and Metallurgical Complex (AMMC)	X
AngloGold Ashanti Corrego do Sitio Mineracao	X
Argor-Heraeus S.A.	X
Asahi Pretec Corp.	X
Asahi Refining Canada Ltd.	X
Asahi Refining USA Inc.	X
Asaka Riken Co., Ltd.	X
AU Traders and Refiners	X
Aurubis AG	X
Bangalore Refinery	X
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	X
Boliden AB	X
C. Hafner GmbH + Co. KG	X
CCR Refinery - Glencore Canada Corporation	X
Cendres + Metaux S.A.	X
Chimet S.p.A.	X
DODUCO Contacts and Refining GmbH	X
Dowa	X
DS PRETECH Co., Ltd.	X
DSC (Do Sung Corporation)	X
Eco-System Recycling Co., Ltd. East Plant	X
Emirates Gold DMCC	X
Geib Refining Corporation	X
Gold Refinery of Zijin Mining Group Co., Ltd.	X
Heimerle + Meule GmbH	X
Heraeus Metals Hong Kong Ltd.	X
Heraeus Precious Metals GmbH & Co. KG	X

Official Smelter Name	CFSI certified (continued)
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	X
Ishifuku Metal Industry Co., Ltd.	X
Istanbul Gold Refinery	X
Italpreziosi	X
Japan Mint	X
Jiangxi Copper Co., Ltd.	X
JSC Uralelectromed	X
JX Nippon Mining & Metals Co., Ltd.	X
Kazzinc	X
Kennecott Utah Copper LLC	X
KGHM Polska Miedz Spolka Akcyjna	X
Kojima Chemicals Co., Ltd.	X
Korea Zinc Co., Ltd.	X
Kyrgyzaltyn JSC	X
L'Orfebre S.A.	X
LS-NIKKO Copper Inc.	X
LT Metal Ltd.	X
Marsam Metals	X
Materion	X
Matsuda Sangyo Co., Ltd.	X
Metalor Technologies (Hong Kong) Ltd.	X
Metalor Technologies (Singapore) Pte., Ltd.	X
Metalor Technologies (Suzhou) Ltd.	X
Metalor Technologies S.A.	X
Metalor USA Refining Corporation	X
Metalurgica Met-Mex Penoles S.A. De C.V.	X
Mitsubishi Materials Corporation	X
Mitsui Mining and Smelting Co., Ltd.	X
MMTC-PAMP India Pvt., Ltd.	X
Moscow Special Alloys Processing Plant	X
Nadir Metal Rafineri San. Ve Tic. A.S.	X
Nihon Material Co., Ltd.	X
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	X
Ohura Precious Metal Industry Co., Ltd.	X
OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	X
OJSC Novosibirsk Refinery	X
PAMP S.A.	X
Planta Recuperadora de Metales SpA	X
Prioksky Plant of Non-Ferrous Metals	X
PT Aneka Tambang (Persero) Tbk	X
PX Precinox S.A.	X
Rand Refinery (Pty) Ltd.	X
REMONDIS PMR B.V.	X

Official Smelter Name	CFSI certified (continued)
Royal Canadian Mint	X
SAAMP	X
Safimet S.p.A	X
SAXONIA Edelmetalle GmbH	X
SEMPSA Joyeria Plateria S.A.	X
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	X
Sichuan Tianze Precious Metals Co., Ltd.	X
Singway Technology Co., Ltd.	X
SOE Shyolkovsky Factory of Secondary Precious Metals	X
Solar Applied Materials Technology Corp.	X
Sumitomo Metal Mining Co., Ltd.	X
SungEel HiMetal Co., Ltd.	X
T.C.A S.p.A	X
Tanaka Kikinzoku Kogyo K.K.	X
The Refinery of Shandong Gold Mining Co., Ltd.	X
Tokuriki Honten Co., Ltd.	X
Torecom	X
Umicore Brasil Ltda.	X
Umicore Precious Metals Thailand	X
Umicore S.A. Business Unit Precious Metals Refining	X
United Precious Metal Refining, Inc.	X
Valcambi S.A.	X
Western Australian Mint (T/a The Perth Mint)	X
WIELAND Edelmetalle GmbH	X
Yamakin Co., Ltd.	X
Yokohama Metal Co., Ltd.	X
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	X

Tin
Alpha	X
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	X
Chifeng Dajingzi Tin Industry Co., Ltd.	X
China Tin Group Co., Ltd.	X
Dowa	X
EM Vinto	X
Fenix Metals	X
Gejiu Kai Meng Industry and Trade LLC	X
Gejiu Non-Ferrous Metal Processing Co., Ltd.	X
Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	X
Gejiu Zili Mining And Metallurgy Co., Ltd.	X
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	X
Guanyang Guida Nonferrous Metal Smelting Plant	X
HuiChang Hill Tin Industry Co., Ltd.	X

Official Smelter Name	CFSI certified (continued)
Huichang Jinshunda Tin Co., Ltd.	X
Jiangxi New Nanshan Technology Ltd.	X
Magnu's Minerais Metais e Ligas Ltda.	X
Malaysia Smelting Corporation (MSC)	X
Melt Metais e Ligas S.A.	X
Metallic Resources, Inc.	X
Metallo Belgium N.V.	X
Metallo Spain S.L.U.	X
Mineracao Taboca S.A.	X
Minsur	X
Mitsubishi Materials Corporation	X
O.M. Manufacturing (Thailand) Co., Ltd.	X
O.M. Manufacturing Philippines, Inc.	X
Operaciones Metalurgicas S.A.	X
PT Artha Cipta Langgeng	X
PT ATD Makmur Mandiri Jaya	X
PT Mitra Stania Prima	X
PT Refined Bangka Tin	X
PT Timah Tbk Kundur	X
PT Timah Tbk Mentok	X
Resind Industria e Comercio Ltda.	X
Rui Da Hung	X
Soft Metais Ltda.	X
Thai Nguyen Mining and Metallurgy Co., Ltd.	X
Thaisarco	X
Tin Technology & Refining	X
White Solder Metalurgia e Mineracao Ltda.	X
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	X
Yunnan Tin Company Limited	X
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	X

Tungsten
A.L.M.T. TUNGSTEN Corp.	X
ACL Metais Eireli	X
Chenzhou Diamond Tungsten Products Co., Ltd.	X
Chongyi Zhangyuan Tungsten Co., Ltd.	X
Fujian Jinxin Tungsten Co., Ltd.	X
Ganzhou Haichuang Tungsten Co., Ltd.	X
Ganzhou Huaxing Tungsten Products Co., Ltd.	X
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	X
Ganzhou Seadragon W & Mo Co., Ltd.	X
Global Tungsten & Powders Corp.	X
Guangdong Xianglu Tungsten Co., Ltd.	X

Official Smelter Name	CFSI certified (continued)
H.C. Starck Smelting GmbH & Co. KG	X
H.C. Starck Tungsten GmbH	X
Hunan Chenzhou Mining Co., Ltd.	X
Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	X
Hunan Chunchang Nonferrous Metals Co., Ltd.	X
Hydrometallurg, JSC	X
Japan New Metals Co., Ltd.	X
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	X
Jiangxi Gan Bei Tungsten Co., Ltd.	X
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	X
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	X
Jiangxi Yaosheng Tungsten Co., Ltd.	X
Kennametal Fallon	X
Kennametal Huntsville	X
KGETS CO., LTD.	X
Malipo Haiyu Tungsten Co., Ltd.	X
Masan Tungsten Chemical LLC (MTC)	X
Moliren Ltd.	X
Niagara Refining LLC	X
Philippine Chuangxin Industrial Co., Inc.	X
Tejing (Vietnam) Tungsten Co., Ltd.	X
Unecha Refractory Metals Plant	X
Wolfram Bergbau und Hutten AG	X
Woltech Korea Co., Ltd.	X
Xiamen Tungsten (H.C.) Co., Ltd.	X
Xiamen Tungsten Co., Ltd.	X
Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	X
Xinhai Rendan Shaoguan Tungsten Co., Ltd.	X

Tantalum
Asaka Riken Co., Ltd.	X
Changsha South Tantalum Niobium Co., Ltd.	X
D Block Metals, LLC	X
Exotech Inc.	X
F&X Electro-Materials Ltd.	X
FIR Metals & Resource Ltd.	X
Global Advanced Metals Aizu	X
Global Advanced Metals Boyertown	X
Guangdong Zhiyuan New Material Co., Ltd.	X
H.C. Starck Co., Ltd.	X
H.C. Starck Hermsdorf GmbH	X
H.C. Starck Inc.	X
H.C. Starck Ltd.	X

Official Smelter Name	CFSI certified (continued)
H.C. Starck Smelting GmbH & Co. KG	X
H.C. Starck Tantalum and Niobium GmbH	X
Hengyang King Xing Lifeng New Materials Co., Ltd.	X
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	X
Jiangxi Tuohong New Raw Material	X
JiuJiang JinXin Nonferrous Metals Co., Ltd.	X
Jiujiang Tanbre Co., Ltd.	X
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	X
KEMET Blue Metals	X
LSM Brasil S.A.	X
Metallurgical Products India Pvt., Ltd.	X
Mineracao Taboca S.A.	X
Mitsui Mining and Smelting Co., Ltd.	X
Ningxia Orient Tantalum Industry Co., Ltd.	X
PRG Dooel	X
QuantumClean	X
Resind Industria e Comercio Ltda.	X
Solikamsk Magnesium Works OAO	X
Taki Chemical Co., Ltd.	X
Telex Metals	X
Ulba Metallurgical Plant JSC	X
XinXing Haorong Electronic Material Co., Ltd.	X
Yanling Jincheng Tantalum & Niobium Co., Ltd.	X

6.	Steps to Improve Due Diligence
Vera Bradley endeavors to continuously improve upon its supply chain due diligence efforts via the following measures (including those taken since the end of the period covered by Vera Bradley’s most recent prior Conflict Mineral Report to mitigate the risk that necessary conflict minerals benefit armed groups):

•	Continue to assess the presence of 3TG in its supply chain;

•	Clearly communicate expectations with regard to supplier performance, transparency and sourcing;

•	Increase the response rate for Reasonable Country of Origin Inquiry (“RCOI”) process;

•	Continue to compare RCOI results to information collected via independent conflict free smelter validation programs such as the EICC/GeSI Conflict Free Smelter program;

•	Design and implement a strategy to respond to supply chain risks;

•	Devise and adopt a risk management plan; and

•
Contact smelters identified as a result of the RCOI process and request their participation in obtaining a “conflict free” designation from an industry program such as the EICC/GeSI Conflict Free Smelter program.

7.	Independent Private Sector Audit
A private sector audit is not required with this Conflict Mineral Report.

8.	Forward Looking Statements
This CMR contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical or current fact included in this report are forward-looking statements. Forward-looking statements refer to our current expectations and projections. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,”

“intend,” “believe,” “may,” “might,” “will,” “should,” “can have,” and “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future events. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.